Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Peplin, Inc. 2007 Incentive Award Plan of Peplin, Inc. of our report dated August 22, 2008, with respect to the consolidated financial statements of Peplin, Inc., included in Amendment No. 2 to the Registration Statement on Form 10 (No. 000-53410), filed with the Securities and Exchange Commission.

/s/ Ernst & Young

Brisbane, Australia

October 29, 2008